Exhibit 10.2

Ortho Clinical Diagnostics Holdings plc

1001 Route 202

Raritan, NJ 08869

December 22, 2021

Carlyle Partners VI Cayman Holdings, L.P.

One Vanderbilt Avenue

Suite 3400

New York, NY 10017

Re: Project Coronado – Director Appointment Rights

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Business Combination Agreement, dated as of the date hereof, by and among Ortho Clinical Diagnostics Holdings plc, a public limited company incorporated under the laws of England and Wales (“Ortho”), Quidel Corporation, a Delaware corporation (“Quidel”), Coronado Topco, Inc., a Delaware corporation (“Topco”), Laguna Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Topco, Orca Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Topco (“Orca Holdco”) and Orca Holdco 2, Inc., a Delaware corporation and a wholly owned subsidiary of Orca Holdco (as amended, the “BCA”) and (ii) that certain Principal Stockholders Agreement, dated as of the date hereof, by and among Topco, Quidel, Ortho and Carlyle Partners VI Cayman Holdings, L.P., a Cayman Islands exempted limited partnership (“Carlyle”) (the “Stockholders Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Stockholders Agreement.

1.

Ortho acknowledges and agrees with the Initial Carlyle Stockholder that, at the Orca Effective Time (as defined in the BCA), the Orca designees to the Board of Directors (as provided in Section 3.1 of the BCA) shall include the two Carlyle Nominees.

2.

This letter agreement, the BCA and the Stockholders Agreement constitute the entire agreement among the applicable parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof and that, if any provision of this letter agreement conflicts with the BCA or the Stockholders Agreement, this letter agreement shall control.

3.

Each party hereto represents and warrants that its obligations under this letter agreement constitute legal, valid and binding obligations of such party enforceable against it in accordance with the terms of this letter agreement.

4.	The terms and conditions of this letter agreement may be amended or modified only by an instrument in writing duly executed by all parties hereto.

5.

In the event that any provision of this letter agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

6.

This letter agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this letter agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation hereof shall be null and void and no assignment of this letter agreement shall relieve the assigning party of its obligations hereunder.

The parties hereto hereby agree that the provisions and obligations set forth in Sections 6.4 (Access to Agreement; Amendment and Waiver; Actions of the Board), 6.5 (Notices), 6.6 (Counterparts), 6.10 (Governing Law), 6.12 (Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL), 10.10 (Counterparts, Etc.) and 6.7 (Remedies) of the Stockholders Agreement shall apply, mutatis mutandis, to this letter agreement.

[Signature page follows]

Sincerely,

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

By:	/s/ Christopher Smith
Name: Christopher Smith
Title: Chief Executive Officer

Acknowledged and agreed:

CARLYLE PARTNERS VIII HOLDINGS, L.P.

By: TC Group VI Cayman, L.P., its general partner

By: TC Group VI Cayman, L.L.C., its general partner

By:	/s/ Robert Schmidt
Name: Robert Schmidt
Title: Authorized Person

[Signature Page to Side Letter]